SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12


                          SMTEK INTERNATIONAL, INC.
                    ------------------------------------
              (Name of Registrant as Specified In Its Charter)

                    ------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14-A
[ ]  $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

                        N/A


     2)  Aggregate number of securities to which transaction applies:

                        N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        N/A

     4)  Proposed maximum aggregate value of transaction:

                        N/A

     5)  Total fee paid:

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[  ]  Fee paid previously with preliminary materials.
[  ]  Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:  N/A
      2)  Form, Schedule or Registration Statement No.: N/A
      3)  Filing Party:  N/A
      4)  Date Filed:  N/A

                          SMTEK INTERNATIONAL, INC.
                       (Formerly DDL Electronics, Inc.)

                              2151 Anchor Court
               Thousand Oaks, California 91320   (805) 376-9415


                                                          October 22, 1998

Dear Fellow Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of SMTEK International, Inc. (formerly DDL Electronics, Inc.) to be held at the offices of the Company located at 2151 Anchor Court, Thousand Oaks, California 91320, telephone number (805) 376-9415, on Thursday, November 19, 1998, at 3:00 p.m., local time.

     The attached Notice of Annual Meeting and Proxy Statement fully describes the formal business to be transacted at the Meeting, which includes the election of three directors of the Company and adoption of the Company's 1998 Non-Employee Directors Stock Plan. Directors and officers of the Company will be present to host the meeting and to respond to any questions from our stockholders. We hope you will be able to attend.

     The Company's Board of Directors believes that a favorable vote for each matter described in the attached Notice of Annual Meeting and Proxy Statement is in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" each such matter. Accordingly, we urge you to review the accompanying materials carefully.

     Whether or not you can attend the Annual Meeting, please complete, sign, date and mail the enclosed proxy card promptly. This action will not limit your right to revoke your proxy in the manner described in the accompanying Proxy Statement or to vote in person if you wish to attend the Annual Meeting and vote personally.

     The directors, officers and employees of SMTEK International, Inc. look forward to seeing you at the meeting.


                                    Sincerely,



                                    /s/ Gregory L. Horton
                                    --------------------------------------
                                    Gregory L. Horton
                                    President and Chief Executive Officer




        IF YOU PLAN TO ATTEND THE ANNUAL STOCKHOLDERS MEETING IN PERSON, PLEASE RSVP BY CALLING SMTEK TOLL-FREE AT 1-877-376-2595.

                           SMTEK INTERNATIONAL, INC.
                       (Formerly DDL Electronics, Inc.)

                              2151 Anchor Court
               Thousand Oaks, California 91320   (805) 376-9415


                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD NOVEMBER 19, 1998

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of SMTEK International, Inc. (formerly DDL Electronics, Inc.), a Delaware corporation (the "Company"), will be held at the offices of the Company located at 2151 Anchor Court, Thousand Oaks, California 91320, telephone number (805) 376-9415, at 3:00 p.m. local time on Thursday, November 19, 1998, to consider and vote on the following matters:

1. To elect one Class I Director to serve for a term of one year, one Class II Director to serve for a term of two years, and one Class III Director to serve for a term of three years, or until their successors are duly elected and qualified;

2.    To approve the Company's 1998 Non-Employee Directors Stock Plan; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Information concerning these matters, including the names of the nominees for the Board of Directors, is more fully set forth in the attached Proxy Statement, which is a part of this notice.

     The Board of Directors has fixed October 9, 1998 as the record date for the meeting, and only holders of Common Stock of record at the close of business on that date are entitled to receive notice of and vote at the meeting or at any adjournment thereof.

     Management sincerely hopes that you will attend the meeting. However, you are requested to fill in, date, and sign the enclosed form of proxy and mail it to the Company whether or not you expect to attend the meeting in person. The prompt return of your proxy in the envelope enclosed for that purpose will save expenses involved in further communication. Your proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The proxy may be revoked at the meeting by notifying the Secretary of such revocation in writing prior to the voting of the proxy. The Annual Report of SMTEK International, Inc. for the fiscal year ended June 30, 1998, including financial statements, is being mailed to stockholders with this notice.

                                    By Order of the Board of Directors


                                    /s/ Richard K. Vitelle
                                    ----------------------------------
                                    Richard K. Vitelle
                                    Vice President and Secretary
Thousand Oaks, California
October 22, 1998

                           SMTEK INTERNATIONAL, INC.
                       (Formerly DDL Electronics, Inc.)

                              2151 Anchor Court
                        Thousand Oaks, California 91320


                               PROXY STATEMENT
                               ---------------
                     1998 ANNUAL MEETING OF STOCKHOLDERS
                              NOVEMBER 19, 1998
                               ---------------

                                INTRODUCTION

     This Proxy Statement and accompanying form of proxy are being furnished to stockholders of SMTEK International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 3:00 p.m. local time on Thursday, November 19, 1998 at the offices of the Company located at 2151 Anchor Court, Thousand Oaks, California 91320, telephone number (805) 376-9415, or at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted at the meeting in the manner described herein and in accordance with the specification in the proxy. In the event no specification is made, such proxy will be voted FOR the election of the Director nominees named herein, FOR the proposal to approve the Company's 1998 Non-Employee Directors Stock Plan, and in the discretion of the proxy holders on such other business as may properly come before the meeting. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting. Any person executing a proxy may revoke it at any time prior to its exercise by filing with the Secretary of the Company a written revocation of the proxy or a duly executed proxy bearing a later date. The proxy may be revoked at the meeting by notifying the Secretary of such revocation in writing prior to the voting of the proxy. This Proxy Statement was first mailed to the Company's stockholders on or about October 22, 1998.

     As of the close of business on October 9, 1998, the Company had outstanding 34,088,128 shares of its Common Stock, par value $0.01 per share. Each stockholder is entitled to one vote on each proposal for each share held on the record date (October 9, 1998). A majority of the shares of Common Stock issued and outstanding constitutes a quorum. Abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for the purpose of determining whether a proposal has been approved. Under the laws of the State of Delaware and the provisions of the Company's Certificate of Incorporation, all stockholders are entitled to cumulate their votes in the election of directors. A stockholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by the stockholder, or may distribute such votes on the same principle among as many candidates as the stockholder sees fit. If a proxy is marked for the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors. Under the Delaware General Corporation Law and the Company's Certificate of Incorporation, if a quorum is present at the meeting, the nominees for election as directors who receive the greatest number of votes cast for election of directors at the meeting by shares present in person or by proxy and entitled to vote thereon shall be elected as directors.

     The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, at the Annual Meeting, is required for approval of the adoption of the 1998 Non-Employee Directors Stock Plan. An abstention with respect to Proposal Two will have the same effect as a negative vote, but because shares held by brokers as to which the brokers withhold authority on this proposal will not be considered entitled to vote on this proposal, a broker non-vote will have no effect on these votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     The cost of preparing, assembling, printing and mailing this Proxy Statement and accompanying form of proxy, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses for such solicitations. The solicitation of proxies by mail may be supplemented by telephone, facsimile and personal solicitation by officers, directors and regular employees of the Company, but no additional compensation will be paid to such individuals.


                                PROPOSAL ONE -
                           ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. As a result of a reduction in the size of the Board from seven to five seats in June 1998, the Board of Directors currently consists of one Class I director, one Class II director, and three Class III directors. The term of office of the three Class III directors expires at this Annual Meeting. The Company's Certificate of Incorporation and regulations of the New York Stock Exchange require that the director classes be as nearly equal in size as possible. In view of this, and pursuant to the authority granted to the Board under the Company's Certificate of Incorporation, in October 1998 the Board of Directors adopted a resolution to rebalance the classes by redesignating the classes of two director nominees standing for election at this Annual Stockholders Meeting. Accordingly, at the Annual Meeting, stockholders will be asked to elect one Class I Director to serve for a term of one year, one Class II Director to serve for a term of two years, and one Class III Director to serve for a term of three years, or until their successors are duly elected and qualified.

     A brief biography of the nominees for election as directors, and of each other director whose term continues after the 1998 Annual Meeting, is presented below.

                        PRINCIPAL OCCUPATION AND                   YEAR FIRST
                      BUSINESS EXPERIENCE INCLUDING                ELECTED A
    NAME                SERVICE ON OTHER BOARDS           AGE       DIRECTOR
    ____                _______________________           ___       ________


Nominee for Election to Class I Director for Term Expiring in 1999:

  James P. Burgess     Vice President, Trilogy Marketing   67          --
                       Inc., a manufacturers represent-
                       ative for electronics products
                       companies

Nominee for Election to Class II Director for Term Expiring in 2000:

  Bruce E. Kanter      Management consultant to various    55          1998
                       companies;  director, Discus
                       Dental, a marketer and
                       Manufacturer of dental products

Nominee for Election to Class III Director for Term Expiring in 2001:

  Oscar B. Marx, III   President and CEO, TMW Enter-       59          --
                       prises, Inc., a private equity
                       investment company;  Chairman,
                       Pullman Industries, a metal-
                       forming company;  director,
                       Parametric Technology Corporation,
                       Tesma International, Inc.,
                       Powertrax and Ecoair Company


              The Board of Directors recommends a vote "FOR" the
                  election of each of the director nominees.


                        PRINCIPAL OCCUPATION AND                   YEAR FIRST
                      BUSINESS EXPERIENCE INCLUDING                ELECTED A
    NAME                SERVICE ON OTHER BOARDS           AGE       DIRECTOR
    ____                _______________________           ___       ________


Class I Director to Continue in Office Until the Annual Meeting for the Year
  Ending June 30, 1999:

  Charlene A. Gondek   Restaurant proprietor               37          1997

Class II Director to Continue in Office Until the Annual Meeting for the Year
  Ending June 30, 2000:

  Gregory L. Horton    Chief Executive Officer,            42          1996
                       President and Chairman of the
                       Board of Directors, SMTEK
                       International, Inc.


     Mr. Burgess has served as Vice President of Trilogy Marketing, Inc., a manufacturers representative for electronics products companies, since 1996. From 1995 to 1996, Mr. Burgess served as Vice President of Alcoa Fujikura Limited, a supplier of electrical products to the automotive industry. Mr. Burgess served as Vice President of Electro-Wire Products, Inc., an electrical distribution company, from 1985 to 1995, prior to the acquisition of that company by Alcoa Fujikura Limited.

     Mr. Kanter has provided management consulting services to various companies since 1994. From 1991 to 1994, Mr. Kanter served as Executive Vice President, Chief Financial Officer and director of Westwood One, Inc., the parent company of several national radio networks and the largest producer and distributor of radio programming. Mr. Kanter is a director of Discus Dental, a marketer and manufacturer of dental products.

     Mr. Marx has served as President and CEO of TMW Enterprises, Inc., a private equity investment company, since 1995, and as Chairman of Pullman Industries, a metal-forming company, since 1996. Mr. Marx served as President and CEO of Electro-Wire Products, Inc., an electrical distribution company, from 1994 to 1995, and as Vice President - Automotive Components Group of Ford Motor Company from 1988 to 1994. Mr. Marx is a director of Parametric Technology Corporation (a Nasdaq-traded company), Tesma International (a Toronto Stock Exchange company), Powertrax and Ecoair Company (both privately held companies).

     Ms. Gondek was appointed a director on June 30, 1997 pursuant to an agreement between the Company and Thomas M. Wheeler whereby Mr. Wheeler loaned the Company $2 million. She served as President of Jolt Technology, Inc. ("Jolt"), from 1992 to 1996, and as a director of Jolt from 1992 to 1998. She has been a restaurant proprietor since 1998. Jolt was acquired by the Company on June 30, 1998.

     Mr. Horton became the Company's President and Chief Executive Officer in January 1996, following the Company's acquisition of SMTEK, Inc, a subsidiary of the Company. He was appointed a director in February 1996, and was appointed Chairman of the Board in July 1997. Since 1986, he has also served as President of SMTEK, Inc.

     Thomas M. Wheeler, Chairman of TMW Enterprises, Inc. and a Class III Director of the Company since June 1997, retired from the Board of Directors on September 29, 1998 due to personal time constraints. John J. Sammut was appointed by the Board to serve the remainder of Mr. Wheeler's term, which expires at the Annual Meeting. Mr. Sammut is Director of Business Development at TMW Enterprises, Inc., a company controlled by Mr. Wheeler. Mr. Sammut's term of office expires at this Annual Meeting, and he will not stand for reelection. Mr. Marx was nominated by the Board to fill Mr. Sammut's seat.

     Karen Beth Brenner, a Class III Director since July 1996, retired from the Board of Directors on October 20, 1998, and Mr. Kanter was appointed by the Board to fill the seat vacated by Ms. Brenner.

Richard K. Vitelle, a Class III Director whose term of office expires at the Annual Meeting, is not standing for reelection.

     None of the Company's executive officers or directors are related by blood or marriage. In June 1997, as a condition to obtaining a $2 million loan from Mr. Wheeler, the Company agreed to provide him with two seats on the Board. See "Certain Relationships and Transactions." Aside from that agreement, there are no arrangements or understandings between the listed individuals and any other person pursuant to which those individuals were selected as an officer or director.

Board Meetings and Committees

     The Board of Directors held 3 meetings during the fiscal year ended June 30, 1998. The Company has standing Audit and Compensation Committees of the Board. All of the directors attended more than 75% of the Board meetings and meetings of committees of which they are members.

     During the fiscal year ended June 30, 1998, the Audit Committee consisted of Ms. Brenner and Robert G. Wilson. Mr. Wilson was a Class I director whose term of office expired at the Annual Meeting held on June 29, 1998. The principal functions of the Audit Committee are to review with the independent auditors and management the results of the annual financial statement audit, and to review the status of internal accounting controls. The Audit Committee held one meeting during the fiscal year ended June 30, 1998.

     During the fiscal year ended June 30, 1998, the Compensation Committee consisted of Ms. Brenner, Ms. Gondek, Mr. Wheeler, Mr. Wilson and Melvin Foster, a Class I director whose term of office expired at the Annual Meeting held on June 29, 1998. The Compensation Committee establishes the levels of compensation of the directors and senior management and also administers the Company's option and incentive plans (except the 1996 Non-Employee Directors Stock Option Plan). The Compensation Committee held one meeting during the fiscal year ended June 30, 1998. The report of the Compensation Committee begins on page 6.

Director Compensation

     Since 1995, directors have not received cash compensation for their services on the Company's Board of Directors except for reimbursement of travel expenses.

     Pursuant to the 1996 Non-Employee Directors Stock Option Plan (the "1996 Directors Plan"), annually on July 1 each non-employee director is automatically granted, without further action by the Board, a stock option to purchase 30,000 shares of the Company's Common Stock. The exercise price per share of all options granted under the 1996 Directors Plan is equal to 100% of the fair market value of the Common Stock at the time of grant. Under the terms of the 1996 Directors Plan, each option granted becomes exercisable six months after the grant date. Each option grant has a ten-year term. On July 1, 1998 options covering a total of 90,000 shares were granted to non-employee directors at an option price of $0.81 per share.

     More recently, the Company determined that, in order to attract and retain qualified individuals to serve on its Board of Directors, it is necessary and appropriate that non-employee directors be provided with reasonable compensation for attending Board of Directors meetings and Board committee meetings. To provide for such compensation to non-employee directors, the Board adopted the 1998 Non-Employee Directors Stock Plan on October 6, 1998, subject to stockholder approval. For additional information concerning the 1998 Non-Employee Directors Stock Plan, see "Proposal Two - Approval of the 1998 Non-Employee Directors Stock Plan".



Section 16(a) Beneficial Ownership Reporting Compliance

     Under Section 16(a) of the Exchange Act, the directors and executive officers of the Company and persons who own more than 10% of the Company's Common Stock ("statutory insiders") are required to file reports of their ownership of the Company's Common Stock on Form 3 and any subsequent changes in that ownership on Form 4 or Form 5 with the Securities and Exchange Commission and the New York Stock Exchange.

     To the Company's knowledge, based solely upon its review of the copies of such reports required to be furnished to the Company during or with respect to the fiscal year ended June 30, 1998, the Company believes that all Section 16(a) filing requirements applicable to its statutory insiders during or for such fiscal year were satisfied, except that Robert G. Wilson, who served as a director until the annual stockholders meeting on June 29, 1998, failed to file one or more Form 4s to report dispositions of the Company's common stock during fiscal 1998. These dispositions were reported on Mr. Wilson's Form 5 filed in August 1998.


EXECUTIVE COMPENSATION

Executive Compensation Table

     The following table sets forth the cash compensation paid or accrued by the Company, as well as certain other compensation, for its fiscal years ended June 30, 1998, 1997 and 1996 to each of the Company's executive officers whose compensation exceeded $100,000 for the fiscal year ended June 30, 1998:


                                                                 Long-Term
       Name and                    Annual Compensation          Compensation
      Principal                   --------------------------      Awards:
      Positions            Year   Salary     Bonus(1)  Other      Options (#)
    --------------         ----   ------     -------   -----       -------
Gregory L. Horton          1998  $150,000   $126,000     (3)          -0-
 Chairman, President and   1997   150,000     97,000     (3)       100,000
 Chief Executive Officer   1996    69,000(2)  24,000     (3)       400,000

Richard K. Vitelle         1998  $125,000   $   -0-      (3)          -0-
 VP Finance & Admin.,      1997   123,000     37,000     (3)       200,000
 CFO and Secretary         1996    50,000(2)    -0-      (3)       185,000

(1) Bonus amounts shown for Mr. Horton were earned and accrued in the periods indicated, but payment of these bonuses was deferred until July 1998 because of the Company's cash constraints.

(2) Mr. Horton joined the Company in mid-fiscal 1996 as Chief Executive Officer and President. Mr. Vitelle joined the Company mid-fiscal 1996 as Vice President-Finance and Administration and Chief Financial Officer.

(3) Total perquisites did not exceed the lesser of $50,000 or 10% of the executive's salary and bonus.

Option Grants In Fiscal Year Ended June 30, 1998

     No options were granted to the Company's executive officers during the fiscal year ended June 30, 1998.

Aggregated Option Exercises In Fiscal 1998 And Fiscal Year-End Option Values

     The following table sets forth information concerning options held by each of the named executive officers as of June 30, 1998:

                                             Number of
                                             Securities         Value of
                                             Underlying        Unexercised
                                            Unexercised        In-the-Money
                                             Options at         Options at
                     Shares                Fiscal Year-End    Fiscal Year-End
                   Acquired on   Value     Exercisable/       Exercisable/
        Name        Exercise    Realized   Unexercisable(1)   Unexercisable(2)
       ------       --------    --------   -------------      -------------
Gregory L. Horton        -0-        -0-   263,333/236,667     $  -0- /$   -0-

Richard K. Vitelle       -0-        -0-   223,332/161,668     $  -0- /$   -0-


(1) All options listed in the table are exercisable at option prices equal to fair market value on the date of grant.

(2) The value of unexercised in-the-money options is based upon the fair market value for the common stock on June 30, 1998 of $0.75 less the applicable option conversion price.

Employment Agreements and Executive Severance Arrangements

     Mr. Horton's employment agreement provides for a base salary of $150,000, subject to annual reviews of the Compensation Committee, and annual bonus compensation ranging up to 200% of his base salary. Such bonus compensation is to be based in part on increases in the Company's revenues and profits and upon the achievement of other objectives and criteria as the Board may establish. Mr. Horton's employment is "at will." Should he voluntarily resign or be terminated for cause, Mr. Horton will not be entitled to severance pay. He is entitled to a severance equal to 20 months' base salary if he is terminated without cause. As further described in the accompanying Report of the Compensation Committee, Mr. Horton was awarded cash bonuses for fiscal years 1996, 1997 and 1998. See "Compensation of Chief Executive Officer."

     Mr. Vitelle's employment agreement provides for a base annual salary of $125,000. Mr. Vitelle's employment is "at will". If his employment is terminated by the Company for cause, then he is not entitled to severance pay. However, he is entitled to 12 months' base salary and benefits as severance if he is terminated by the Company without cause, or if he is terminated as the result of a change in control of the Company. In addition, if the principal place of Mr. Vitelle's employment is relocated to any site beyond the 35-mile radius of the Company's present headquarters, then he may resign at any time within the following 12 months, whereupon he will be entitled to 12 months' severance payments and benefits.

                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee") administers the Company's executive compensation programs and reviews and approves salaries of the executive officers named in the Executive Compensation Table. The Committee is also responsible for administering the Company's stock option plans (except for the non-discretionary 1996 Non-Employee Directors Stock Option Plan and its proposed successor, the 1998 Non-Employee Directors Stock Plan) and making incentive awards. The Company's executive compensation programs are designed to:

     * provide competitive levels of base compensation in order to attract, retain and motivate high quality employees;

     * tie individual total compensation to individual performance and the success of the Company; and

     * align the interests of the Company's executive officers with those of its stockholders.

     Base Salary. Base salary is targeted to be moderate yet competitive in relation to salaries commanded by those in similar positions in comparable companies. The Committee reviews management's recommendations for executives' salaries and examines survey data for executives with similar responsibilities in comparable companies to the extent such data is available. Individual salary determinations are based on experience, achievement of goals and objectives, sustained performance and comparison to peer level positions outside the Company.

     Incentive Compensation Program. Incentive compensation for the Company's executive officers is designed to reward such individuals for their contributions to corporate and individual objectives. In addition, the Company's operating units maintain profit sharing plans under which operating unit managers and other key employees receive incentive cash compensation based on the performance and pre-tax profits of those operations. The Company's executive officers named above do not participate in these operating unit profit sharing plans.

     Stock Options. The Committee administers the Company's 1993 and 1996 Stock Incentive Plans, which are designed to align the interests of management and other key employees with those of the Company's stockholders. The number of stock options granted is related to the recipient's base compensation, level of responsibility and accomplishments. All options have been granted with an option exercise price equal to the fair market value of the Company's common stock on the date of grant. No options were granted to the Company's executive officers in fiscal 1998.

     Compensation of Chief Executive Officer. Gregory L. Horton was appointed President and Chief Executive Officer of the Company in January 1996. The Committee addressed Mr. Horton's incentive compensation during its meetings on April 1, 1997 and May 28, 1997. During its deliberations on these dates, the Committee noted that Mr. Horton had served as President and Chief Executive Officer of the Company since January 1996 and had not yet been awarded any cash incentive compensation, despite operational improvements that had been effected since the beginning of his tenure. The Committee also noted that the Company was at that time confronted with several important challenges which, if managed successfully, would justify a significant award to Mr. Horton. These challenges were the need to repay the Company's $5.3 million 10% Senior Notes on or before the July 1, 1997 due date, the need to consummate a strategic acquisition or merger, and the need to keep the Company's common stock listed on an organized national stock market. In consideration of all of these factors, the Committee approved incentive compensation for Mr. Horton which included the following elements:

(1) a $60,000 cash bonus for services rendered from January 1996 through March 1997;
(2) a cash bonus of 25% of his $150,000 base salary for the period from April 1997 through March 1998; and
(3) cash bonuses of $50,000 each for achievement of three special short-term goals:
     (a) avoiding default on the Company's $5.3 million 10% Senior Notes due July 1, 1997,
     (b)  consummating an acquisition or merger, and
     (c)  retaining the Company's listing on the New York Stock Exchange.

     As a result of these actions, Mr. Horton received cash bonuses for the fiscal years ended June 30, 1996, 1997 and 1998 of $24,000, $97,000 and
$126,000, respectively. Payment of these bonuses was deferred until July 1998 because of the Company's cash constraints. In its deliberations, the Committee recognized that Mr. Horton's employment agreement provides for incentive compensation up to 200% of his base salary. The actual cash bonuses awarded amount to substantially less than 200% of Mr. Horton's base salary.


                    Submitted by the Compensation Committee:
          Karen Beth Brenner, Charlene A. Gondek and Thomas M. Wheeler


            COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Brenner was appointed to the Compensation Committee in July 1996. Ms. Gondek and Mr. Wheeler were appointed to the Compensation Committee in July 1997. None of these individuals were officers or employees of the Company during fiscal 1998. There are no interlocks between the Company and other entities involving the Company's executive officers and directors who serve as executive officers or directors of other entities.



                           STOCK PERFORMANCE GRAPH

     The following performance table compares the cumulative total return for the period from June 30, 1993 through June 30, 1998, from an investment of $100 in (i) the Company's Common Stock, (ii) the Dow Jones Industrials as a group, and (iii) the Dow Jones Computer Index group of companies (the Company's peer group). For each group an initial investment of $100 is assumed on June 30, 1993. The total return calculation assumes reinvestment of all dividends for the indices. The Company did not pay dividends on its Common Stock during the time frame set forth below.



                  (stock performance graph - omitted)



     The data points depicted on the graph are as follows:

                  Dow Jones        Dow Jones           SMTEK
      Date     Industrial Ave.   Computer Index    International
    --------        ------          ------             ------
    06/30/93        100.00          100.00             100.00
    06/30/94        103.10          101.40              50.00
    06/30/95        129.58          174.89              72.22
    06/30/96        160.82          197.34              88.89
    06/30/97        218.64          305.82              50.00
    06/30/98        254.60          437.98              33.33



                        PRINCIPAL STOCKHOLDERS

     The following table sets forth as of October 21, 1998, except as otherwise indicated, the number of shares and percentage of outstanding Common Stock known by the Company to be beneficially owned by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock, (ii) each of the Company's directors and nominees,
(iii) each Named Executive Officer and (iv) all executive officers and directors/director nominees of the Company as a group. Unless otherwise noted, shares are held with sole voting and investment power. Holdings include, where applicable, shares held by spouses and minor children, including shares held in trust.

                                SHARES OF COMMON STOCK
                                AS OF October 21, 1998
                            ------------------------------
    NAME AND ADDRESS OF        NO.              PERCENT OF
    BENEFICIAL OWNER *       SHARES               CLASS
    -------------------     ---------           ----------

Thomas M. Wheeler           6,386,254              18.7%
  801 W. Big Beaver Road
  Suite 201
  Troy, Michigan  48084

Charlene A. Gondek          1,772,498(1)            5.2%

Gregory L. Horton           1,291,667(2)            3.8%

James P. Burgess                  --                 --

Bruce E. Kanter                40,000(3)             **

Oscar B. Marx, III                --                 --

John J. Sammut                 73,500                **

Richard K. Vitelle            249,232(4)             **

Directors and Executive
 Officers as a Group (7
 persons)                   3,426,897(5)           10.1%
--------
* Except as otherwise noted, the address for each beneficial owner is c/o SMTEK International, Inc., 2151 Anchor Court, Thousand Oaks, CA 91320.

**   Represents less than 1% of the outstanding shares.

(1)  Includes 30,000 shares underlying exercisable options.

(2)  Includes 366,667 shares underlying exercisable options.

(3) Held in a trust created by Mr. Kanter's father, of which Mr. Kanter is the beneficiary.

(4)  Includes 223,332 shares underlying exercisable options.

(5)  Includes 619,999 shares underlying exercisable options.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 30, 1997, the Company borrowed $2 million from Thomas M. Wheeler under a note payable bearing 8% interest. The note matures on October 31, 1999, and is secured by a pledge of the common stock of SMTEK, Inc., a subsidiary of the Company. The Company also agreed to give Mr. Wheeler two seats on its Board of Directors, which seats were initially filled by Mr. Wheeler and Ms. Gondek. See "Election of Directors". As a condition to obtaining the $2 million loan from Mr. Wheeler, the Company agreed to acquire all of the issued and outstanding shares of Jolt Technology, Inc., a privately-held electronics manufacturing company owned by Mr. Wheeler, Ms. Gondek and a third individual, for nine million shares of the Company's common stock. Mr. Wheeler and Ms. Gondek received 6,386,254 and 1,742,498 shares of the Company's common stock, respectively, upon the consummation of the Jolt acquisition on June 30, 1998.


                               PROPOSAL TWO-
              APPROVAL OF THE 1998 NON-EMPLOYEE DIRECTORS STOCK PLAN

Description of the 1998 Non-Employee Directors Stock Plan

     The Company's 1998 Non-Employee Directors Stock Plan (the "Plan") was adopted by the Board on October 6, 1998, subject to stockholder approval. The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A.

     Prior to the Board of Directors' approval of the Plan, non-employee directors of the Company have not received compensation for attendance at Board meetings. Rather, under the 1996 Non-Employee Directors Stock Option Plan (the "1996 Directors Plan"), directors have been compensated for services as a director through the grant of stock options. Under the 1996 Directors Plan, directors have automatically been granted, on July 1 of each year, options to purchase 30,000 shares of the Company's Common Stock at an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

     The Board believes that, in order to attract and retain qualified persons to serve on the Board of Directors and to provide incentives for attendance at Board meetings, it is necessary and appropriate that non-employee directors be provided with reasonable compensation for time spent by them in attending Board meetings. Considering the size of the Company and the amount of compensation provided to persons serving on the boards of directors of comparable companies, the Board believes that compensation at the rate of $1,000 per Board meeting attended in person plus reimbursement of expenses in attending the meeting, $500 per Board meeting attended by conference telephone, and $500 for meetings of committees of the Board that are not held in conjunction with Board meetings, would be reasonable. The Board also felt that use of the Company's Common Stock in lieu of cash payment for attendance at Board meetings would be further supportive of the Company's desire to increase non-employee directors' stock ownership, provide a direct link between compensation and stockholder value, and further align their interests with stockholders.

     The Board of Directors approved the Plan because it believes it is important to the long-term success of the Company for it to be able to obtain and keep independent directors with superior abilities and experience and to provide incentives to such independent directors to encourage the highest level of performance by providing such persons with a proprietary interest in the Company. The Board's resolution adopting the Plan also terminates the 1996 Directors Plan upon ratification of the Plan by the stockholders.

     The Plan will be administered by the entire Board or a committee comprised of at least two members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission. The Board of Directors may amend the Plan no more than once every six months. The Board may amend or terminate the Plan without approval of the stockholders; provided, however, that stockholders' approval is required for any amendment which increases the aggregate number of shares of Common Stock subject to the Plan or alters the persons eligible to participate in the Plan. The maximum number of shares that may be awarded under the Plan is 1,000,000. The Plan will terminate on December 31, 2007 unless earlier terminated by the stockholders or the Board.

     The Plan provides that each non-employee director (an "Eligible Director") will receive that number of shares of Common Stock valued at fair market value as are obtained by dividing the fair market value into $1,000 for attendance at each meeting of the Board of Directors in person, $500 for attendance at each meeting of the Board by conference telephone call, and $500 for attendance in person or by conference telephone call for each meeting of the committees of the Board of Directors if such committee meetings are not held in conjunction with meetings of the Board of Directors. The shares will be issued as of the fifth business day following each quarterly release of the Company's earnings. The Plan also continues the stock option feature of the 1996 Directors Plan by providing for an automatic annual grant to each Eligible Director of a stock option to purchase 30,000 shares of the Company's Common Stock (prorated for persons becoming Eligible Directors after an annual grant date) at an exercise price per share equal to the fair market value of the Common Stock as of the grant date. The stock options have a term of ten years and are exercisable effective on the date of grant. The option price may be paid in cash or by other consideration the Board deems advisable, including surrendering to the Company outstanding Common Stock of the Company to be valued at its fair market value on the date of exercise. No stock certificates may be delivered to an Eligible Director until six months from the date of grant of an option or from the date of issuance of the shares.

     If a Plan participant ceases to be an Eligible Director while holding unexercised stock options, such options may be exercised for a period of two years after the date the optionee ceases to be an Eligible Director. In the case of death, the options may be exercised by the executors or administrators of the optionee's estate.

     Under United States tax law, an Eligible Director will realize a gain taxable as ordinary income for shares received for attendance at meetings in an amount equal to the market price of the shares on the fifth business day following the quarterly release of earnings, which is the date they are issued (those shares shall then be held for six months before delivery to the Eligible Director). For options, directors will realize a gain taxable as ordinary income on the date of exercise of an option in an amount equal to the difference between the market price on the date of exercise and the exercise price. Those amounts are treated as a tax-deductible expense to the Company on the date of issuance of the shares and on the date of exercise of the options.


NEW PLAN BENEFITS ON ANNUALIZED BASIS - 1998 Non-Employee Directors Stock Plan

     Name                                    Dollar Value       No. of Units
     ----                                    ------------       ------------

Stock options granted:
  All current non-executive officer
    directors as a group                          (1)            120,000 (2)

Stock issued for meeting fees:
  All current non-executive officer
    directors as a group                      $ 22,000 (3)          (4)

__________________________________________________


(1) The dollar value of options to purchase shares of Common Stock which have not yet been granted, and which when granted will be exercisable only in the future, cannot be determined at this time. On October 20, 1998, the closing sales price of the Company's Common Stock was $13/32 per share.

(2) "Units" as used here represent options to purchase shares of Common Stock. The numbers in this table assume that there will be four Eligible Directors on July 1, 1999: Mr. Burgess, Ms. Gondek, Mr. Kanter, and Mr. Marx.

(3) For purposes of this table, the dollar value of shares of Common Stock assumes that: (a) four meetings of the Board of Directors will be held annually, and that such meetings will be attended in person by four Eligible Directors; and (b) four meetings of Board committees will be held annually not in conjunction with Board meetings, and that such committee meetings will be attended by an average of three Eligible Directors.

(4) "Units" as used here represent shares of Common Stock. The number of shares of Common Stock which have not yet been issued, and which will be issued only in the future, cannot be determined at this time because such
     number will be determined in part on the fair market value.   On October
     20, 1998, the closing sales price of the Company's Common Stock was $13/32 per share.

Vote Required for Approval

     Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting. Proxies will be voted FOR the resolution unless the Secretary is instructed otherwise on a Proxy returned to the Company at its principal executive office or at the Annual Meeting. Abstentions indicated on such a Proxy card will be counted as a vote AGAINST this proposal. "Broker non-votes" specified on Proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

              The Board of Directors recommends a vote "FOR" the
            approval of the 1998 Non-Employee Directors Stock Plan.



                        INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG Peat Marwick LLP has served as the Company's independent public accountants since 1994. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting and will be afforded the opportunity to make a statement and answer questions from stockholders.


                            STOCKHOLDER PROPOSALS

     Stockholders who wish to include proposals in next year's proxy statement for action at the Company's 1999 annual meeting of stockholders in November 1999 must cause their proposals to be received in writing at the Company's principal executive office (2151 Anchor Court, Thousand Oaks, California 91320) no later than August 3, 1999. Such proposals should be addressed to the Company's Secretary and may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission. Use of certified mail is suggested.


                               MISCELLANEOUS

     The Board of Directors is unaware of any other business to be presented for consideration at the meeting. If, however, such other business should properly come before the meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.




                                      By Order of the Board of Directors


                                      /s/ Richard K. Vitelle
                                      ----------------------------------
                                      Richard K. Vitelle
                                      Vice President and Secretary



Thousand Oaks, California
October 22, 1998


                                                                 EXHIBIT A

                           SMTEK INTERNATIONAL, INC.
                  1998 NON-EMPLOYEE DIRECTORS STOCK PLAN


                                   ARTICLE I
                                   GENERAL

1.01  Purpose.

     The purpose of the 1998 Non-Employee Directors Stock Plan (the "Plan") of SMTEK International, Inc. (the "Company") is to promote the best interests of the Company and its stockholders by providing members of the Board who are not employees of the Company or its affiliates with an opportunity to acquire a proprietary interest in the Company. By encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

1.02  Administration.

     The Plan shall be administered by the Board or a committee appointed by the Board (the "Committee") comprised of at least two members of the Board who are "Non-Employee Directors" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule ("Rule 16b-3"). All references to the Board herein shall also be deemed to be a reference to the Committee. The Board, subject to the express provisions of the Plan, shall have the power to construe the Plan and any agreements defining the rights and obligations of the Company and Plan participants, to resolve all questions arising thereunder, to adopt and amend such rules and regulations for the administration thereof as it may deem desirable, and otherwise to carry out the terms of the Plan and such agreements. The interpretation and construction by the Board of any provisions of the Plan or of any option granted under the Plan shall be final. Notwithstanding the foregoing, the Board shall have no authority or discretion as to the selection of persons eligible to receive securities under the Plan, the number of securities granted under the Plan, the timing of such grants, or the exercise price or vesting provisions of securities granted under the Plan, which matters are specifically governed by the provisions of the Plan.

1.03  Eligible Directors.

     A person shall be eligible to receive grants under this Plan (an "Eligible Director") if, at the time of the grant, he or she is a duly elected or appointed member of the Board, but is not and has not since the beginning of the Company's most recently completed fiscal year been an employee of the Company or any of its affiliates (except for a director who has served solely as an uncompensated interim executive officer and who no longer serves in that capacity) and is not otherwise eligible for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted (except for non-discretionary grants) pursuant to any plan of the Company or any of its affiliates entitling participants therein to acquire stock, stock options, or stock appreciation rights of the Company or any of its affiliates. Notwithstanding the foregoing, no director shall become an Eligible Director until such time as the Plan has been approved by the Company's stockholders.

1.04  Shares of Common Stock Subject to the Plan and Grant Limit.

     The shares that may be issued under the Plan shall be authorized and unissued shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), or previously issued shares of Common Stock reacquired by the Company. The aggregate number of shares that may be granted under the Plan shall not exceed 1,000,000 shares of Common Stock, subject to adjustment in accordance with Article IV.

1.05  Amendment of the Plan.

     The Board may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever that would not compromise the ability of Eligible Directors to serve as disinterested administrators of the Company's other employee benefit plans under Section 16 of the Exchange Act and the rules promulgated thereunder, except that no such amendment shall alter or impair or diminish any rights or obligations under any option theretofore granted under the Plan without the
consent of the person to whom such option was granted.   In addition, if an
amendment to the Plan would increase the number of shares subject to the Plan (as adjusted under Article IV), increase the number of shares for which an option or options may be granted to any optionee (as adjusted under Article
IV), change the class of persons eligible to receive options under the Plan, provide for the grant of options having an exercise price per option share less than the exercise price specified in the Plan, extend the final date upon which options may be granted under the Plan, or otherwise materially increase the benefits accruing to participants in a manner not specifically contemplated herein or affect the Plan's compliance with Rule 16b-3, the amendment shall be approved by the Company's stockholders to the extent required to comply with Rule 16b-3 or any other state or federal securities law. Under no circumstances may the provisions of the Plan that provide for the amounts, price, and timing of option grants be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder. Subject to the foregoing, the Board may amend the Plan to comply with or take advantage of changes in the rules promulgated by the Securities and Exchange Commission or its staff under
Section 16 of the Exchange Act.

1.06  Duration of Plan.

     This Plan shall be effective upon its approval by the stockholders, which requires the affirmative vote of the holders of a majority of the Common Stock of the Company present, or represented, and entitled to vote at a meeting duly held. No shares of Common Stock or stock options may be awarded prior to approval of the Plan by the stockholders. This Plan will terminate on December 31, 2007 unless a different termination date is fixed by the stockholders or by action of the Board but no such termination shall affect the prior rights under this Plan of the Company or of anyone to whom shares have been transferred prior to such termination.

1.07  Restrictions.

     All options and shares granted under the Plan shall be subject to the requirement that, if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of shares granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of shares or options or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised as a whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Unless the shares of stock to be issued under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), the Company shall be under no obligation to issue any shares of stock unless the person who receives such shares or exercises such option, as a whole or in part, shall give a written representation and undertaking to the Company satisfactory in form and scope to counsel to the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares of stock issued to him or her for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares of stock, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act, or any other applicable law, and that if shares of stock are issued without such registration, a legend to this effect may be endorsed upon the certificates representing the securities so issued.

1.08  Nonassignability.

     Options granted under the Plan shall be transferable only to the extent such transfer is by will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of ERISA or the rules promulgated thereunder, and is not otherwise prohibited by Rule 16b-3. During the lifetime of the optionee, the option shall be exercisable only by the optionee (or the optionee's permitted transferee) or his or her guardian or legal representative.

1.09  Withholding Taxes.

     Whenever shares of stock are to be issued, whether directly or upon exercise of an option granted under the Plan, the Board shall have the right to require the Eligible Director to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Board may, in the exercise of its discretion, allow satisfaction of tax withholding requirements by accepting delivery of stock of the Company or by withholding a portion of the stock otherwise issuable.

1.10  Definition of "Fair Market Value."

     For purposes of the Plan, the term "Fair Market Value" when used in reference to the value of a share of Common Stock shall mean, on any day, (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading, or (ii) if not so reported, the closing sales price on the immediately preceding business day of a share of Common Stock as published in the Nasdaq National Market Issues report in The Wall Street Journal, or (iii) if no such closing prices are reported, the mean between the high bid and low asked prices on the immediately preceding business day as reported on the Nasdaq National Market System, or (iv) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value of a share of Common Stock shall be determined by the Board in its absolute discretion. A "business day" is any day, other than a Saturday or Sunday, on which the relevant market is open for trading.

1.11  Rights as a Stockholder.

     (a) Eligible Directors shall have all rights and privileges of a stockholder as to shares received under this Plan, including the right to vote and receive dividends, except that during the Restricted Period, as defined in
Section 1.12, the shares of Common Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of.

     (b) An optionee or a permitted transferee of an option shall have no rights as a stockholder with respect to any shares issuable or issued upon exercise of the option until the date of the receipt by the Company of all amounts payable in connection with exercise of the option, including the exercise price and any amounts required by the Company pursuant to Section 1.09.

1.12  Restricted Period.

     Certificates representing any shares of Common Stock to which the Participant is entitled under this Plan shall be registered in the Participant's name but shall be held in custody by the Company for the Participant's account for a period (the "Restricted Period") ending six months from the date of grant of the stock option or the date of issuance of the shares, at which time those certificates shall be delivered to the Participant. During the Restricted Period, the Participant shall have all rights and privileges of a shareholder as to such shares, including the right to vote and receive dividends, except that the shares of Common Stock may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of.

                                  ARTICLE II
                                STOCK OPTIONS

2.01  Grants of Options.

     Each Eligible Director shall be entitled to receive an annual grant of an option to purchase 30,000 shares of Common Stock at an exercise price per share equal to the Fair Market Value of Common Stock on the date of grant, subject to adjustment as set forth in Article IV. Grants of options made under this Plan shall be made initially on July 1, 1999 and thereafter on July 1 of each year (or the first business day thereafter on which the Company's Common Stock is traded on the principal securities exchange on which it is listed), except that for any person who first becomes an Eligible Director at any time after September 30, 1998, the initial grant shall be made on the date the person becomes an Eligible Director in a prorated number of options calculated using a 365 day year.

2.02  Exercise Price.

     The option exercise price shall be payable upon the exercise of an option in legal tender of the United States or such other consideration as the Board may deem acceptable, including without limitation Common Stock (delivered by or on behalf of the person exercising the option or retained by the Company from the Common Stock otherwise issuable upon exercise and valued at Fair Market Value as of the exercise date), provided, however, that the Board may, in the exercise of its discretion,

     (i) allow exercise of an option in a broker-assisted or similar transaction in which the exercise price is not received by the Company until immediately after exercise, and/or

     (ii) allow the Company to loan the exercise price to the person entitled to exercise the option, if the exercise will be followed by an immediate sale of some or all of the underlying shares and a portion of the sales proceeds is dedicated to full payment of the exercise price.

     Upon proper exercise, and upon satisfaction of the Restricted Period as provided in Section 1.12, the Company shall deliver to the person entitled to exercise the option or his or her designee a certificate or certificates for the shares of Common Stock to which the option pertains.

2.03  Exercise.

     All options granted under the Plan shall become exercisable upon the date of grant. Certificates representing shares issued upon exercise of options may be held in custody by the Company as provided in Section 1.12.

2.04  Option Agreements.

     Each option granted under the Plan shall be evidenced by an option agreement duly executed on behalf of the Company stating the number of shares of stock issuable upon exercise of the option, the exercise price, the time at which the option becomes exercisable, and the time during which the option remains exercisable. Such option agreements may but need not be identical and shall comply with and be subject to the terms and conditions of the Plan, a copy of which shall be provided to each option recipient and incorporated by reference into each option agreement. Any option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

2.05  Term of Options and Effect of Termination.

     Notwithstanding any other provision of the Plan, no options shall be exercisable after the expiration of 10 years from the effective date of their grant. In the event that any outstanding option under the Plan expires by reason of lapse of time or is otherwise terminated without exercise for any reason, then the shares of Common Stock subject to any such option that have not been issued upon expiration or termination of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan. In the event that the holder of any options granted under the Plan shall cease to be an Eligible Director of the Company, all options granted under the Plan to such holder shall remain exercisable, regardless of the reason the optionee ceases to be an Eligible Director, for a period of two years after the date the optionee ceases to be an Eligible Director (or, if sooner, until the expiration of the option according to its terms), and shall then terminate. In the event of the death of an optionee while such optionee is an Eligible Director or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a Beneficiary Designation Form adopted by the Board for such purpose or, if there is no effective Beneficiary Designation Form on file with the Company, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules promulgated thereunder or as otherwise permitted by Rule 16b-3.


                                 ARTICLE III
                 AWARD OF SHARES FOR ATTENDANCE AT BOARD MEETINGS

     Each Eligible Director shall, on the fifth business day following each quarterly public release of the Company's earnings (the "Valuation Date"), automatically be entitled to receive, for each meeting of the Company's Board of Directors attended by such Eligible Director during the preceding fiscal quarter, that number of shares of Common Stock as are obtained by dividing the Fair Market Value on the Valuation Date into: (i) $1,000 for attendance at Board meetings in person; (ii) $500 for attendance at Board meetings by conference telephone call; and (iii) $500 for attendance in person or by conference telephone call for meetings of the committees of the Board of Directors if such committee meetings are not held in conjunction with meetings of the Board of Directors. All shares awarded shall be full shares, rounded up to the nearest whole share. No fractional shares shall be issued.


                                 ARTICLE IV
                     RECAPITALIZATIONS AND REORGANIZATIONS

4.01  Anti-dilution Adjustments.

     If the outstanding shares of Common Stock of the Company are (a) increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (b) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, an appropriate and proportionate adjustment may be made by the Board in (x) the maximum number and kind of shares to be issued under the Plan, (y) the number and kind of shares subject to then outstanding options, and (z) the price for each share or other unit of any other securities subject to then outstanding options. No fractional interests will be issued under the Plan resulting from any such adjustments.

4.02  Corporate Transactions.

     If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. A Change in Control (as defined below) of the Company shall cause the Plan to terminate, provided that outstanding options granted to optionees who remain Eligible Directors after such Change in Control shall remain in effect according to their terms subject to adjustments made pursuant to Section 4.01, and outstanding options granted to optionees who cease to be Eligible Directors after such Change in Control shall remain exercisable according to their terms, subject to adjustments made pursuant to Section 4.01, for a period of two years following such Change in Control. For purposes hereof, a "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

          (a) Except as provided by subparagraph (b) hereof, the acquisition (other than from the Company) by any person, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of Common Stock; or

          (b) Approval by the stockholders of the Company of a reorganization, merger or consolidation with any other person, entity or corporation, other than

             (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such merger or consolidation, or

             (ii) a merger or consolidation effected to implement a
                  recapitalization of the Company (or similar transaction) in which no person or entity acquires fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities; or

          (c) Approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

Notwithstanding the preceding provisions of this paragraph, a Change in Control shall not be deemed to have occurred (1) if the "person" described in the preceding provisions is an underwriter or underwriting syndicate that has acquired the ownership of the Company's voting securities solely in connection with a public offering of the Company's securities or (2) if the "person" described in the preceding provisions is an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of ERISA.

4.03  Determination by the Board.

     To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all of any part of its business or assets.